Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
Transamerica Partners Balanced Portfolio   (TRANS-CORE)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-
TR)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series)
(BCS_F)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-
CORE)
BLACKROCK LONG DURATION BOND PORTFOLIO   (BR-LONG)
UBS PACE Intermediate Fixed Income Investments   (UBS-
PACE)
BlackRock Core Bond Portfolio   (BR-CORE)
Transamerica Partners Core Bond   (DIA-CORE)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
Transamerica Multi-Managed Balanced Portfolio   (TA-
CORE)
Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)   (METD_B)
BlackRock Strategic Income Opportunities Portfolio
(BR-SIP)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-03-2013

Security Type:
BND/CORP


Issuer
The Allstate Corporation  (2053)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
1 PNC
0 Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Goldman,
Sachs & Co. , Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Barclays
Capital Inc. , Citigroup Global Markets
Inc., Wells Fargo Securities, LLC,
Deutsche Bank Securities Inc., U.S.
Bancorp Investments, Inc., Credit
Suisse Securities (USA) LLC, Morgan
Stanley & Co. LLC, The Williams Capital
Group, L.P. , BNY Mellon Capital
Markets, LLC, PNC Capital Markets LLC


Transaction Details
Date of Purchase
01-03-2013

Purchase
Price/Share
(per share / %
of par)
$25.00

Total
Commission,
Spread or
Profit
1.3225


1.	Aggregate Principal Amount
Purchased (a+b)
$1,600,000

a.	US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$491,000

b.	Other BlackRock Clients
$1,109,000

2.	Aggregate Principal Amount of
Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.0032



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera Global Syndicate Team Member

Date: 01-08-2013





Approved by:
Steven DeLaura Global Syndicate Team Member

Date: 01/11/13



















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